Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of Transamerica Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, FL

April 28, 2011